9

                                                       EXHIBIT 10.23

                          RECIPROCAL CO-PACK AGREEMENT


                  This Agreement is effective as of May 5, 1997 by and between Curtice Burns Foods, Inc., acting through its Comstock Michigan Fruit Division
("CMF") and Seneca Foods Corporation, a New York corporation having its headquarters in Pittsford, New York ("Seneca").
                  CMF has sold and Seneca has purchased most of the canned vegetable business formerly conducted by CMF in the State of New York, except for beets packed in glass jars, sauerkraut and some other canned vegetables. The canned vegetable business sold by CMF to Seneca is hereinafter referred to as the "Business."
                  Prior to the sale of the Business to Seneca, CMF processed canned vegetables at its plants in Leicester and Oakfield, New York, each of which contain facilities for canning and freezing vegetables. The Leicester plant has now been purchased by Seneca. Because it is not economically feasible to transfer the freezing facilities located at Leicester and the canning facilities at Oakfield to another location, Seneca has agreed to pack frozen vegetables at Leicester for the account of CMF, and CMF has agreed to pack canned vegetables at Oakfield for the account of Seneca, all as herein provided.
                  IT IS THEREFORE AGREED AS FOLLOWS:
                  1. Term of Agreement. This Agreement shall commence on May 5, 1997 and shall have an initial term of ten years, until April 28, 2007 unless terminated earlier pursuant to Sections 11, 12 or 21. On April 28 of each year commencing in 1998, the term of this Agreement shall be extended for one additional year, without action by either party, unless prior to April 28 either party gives notice that it will not agree to any additional extensions of the term. In the event of such notice, the term of the Agreement shall be fixed and not be subject to any additional automatic extensions.
                  2. Frozen Pack at Leicester. Seneca agrees to pack frozen vegetables during the 1997 pack season at Leicester for delivery to CMF in such types and in such quantities and according to such specifications as are described in exhibit 1 attached hereto (the "Frozen Pack Plan"). A similar Frozen Pack Plan shall be negotiated and agreed to by the parties for each subsequent year during the term of this Agreement. Such vegetables as processed by Seneca are hereinafter referred to as the "Frozen Pack." The obligation of Seneca to process the Frozen Pack is limited to the capacity of the facilities at Leicester as to the volume and type of frozen vegetables previously packed at Leicester by CMF.
                  3. Canned Pack at Oakfield. CMF agrees to can vegetables during the 1997 pack season at Oakfield for delivery to Seneca in such types and in such quantities and according to such specifications as are described in exhibit 2 attached hereto (the "Canned Pack Plan"). A similar Canned Pack Plan shall be negotiated and agreed to by the parties for each subsequent

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                  year  during the term of this  Agreement  Such  vegetables  as processed by CMF are hereinafter referred to as the "Canned Pack." The obligation of CMF to process the Canned Pack is limited to the capacity of the facilities at Oakfield as to the volume and type of canned vegetables previously packed at Oakfield by Curtice Burns.
                  4. Raw Product Supply. Pursuant to the Raw Product Supply Agreement between CMF and Seneca dated as of May 5, 1997 (the "Supply Agreement"), CMF agrees to supply all Raw Products for the Frozen Pack at
Leicester as provided in the Frozen Pack Plan and for the Canned Pack at Oakfield as provided in the Canned Pack Plan. The Raw Products so supplied to Leicester for the Frozen Pack are hereinafter referred to as "CMF Raw Products" and those supplied to Oakfield for the Canned Pack are hereinafter referred to as "Seneca Raw Products."
                  5. Purchase Price. Each party shall pay the other for packing vegetables for such party the cost to the party producing such vegetables, including the cost of Raw Products. Such costs shall be determined in accordance with the accounting practices and procedures specified in exhibit 3 attached hereto. Such cost shall be determined on an estimated basis during the pack. As for applicable direct cost, such estimate shall be revised and adjusted accordingly as soon as possible following the conclusion of the pack, and all cost estimates shall be adjusted to conform to actual cost no later than May of each year. The cost of the Seneca Raw Products shall be the cost to CMF to procure such Raw Products, as adjusted, if at all, pursuant to Section 8 of the Supply Agreement. The cost of the CMF Raw Products shall be the cost incurred for such Raw Products pursuant to the Supply Agreement.
                  6. Audit. For a period of a year following the reporting by either party to the other of costs incurred under this Agreement, each party shall have the right on reasonable notice to the other to examine the pertinent
records   of  the  other  to  verify  the   accuracy   of  such  costs  and  the
appropriateness of the allocation of such costs. However, neither party shall disclose to the other any cost data other than that necessary to permit such verification. Should any disagreement arise as to such costs, the matter shall be referred for resolution to a Big-Six public accounting firm mutually acceptable to and independent from Seneca and CMF (the "Accountant"). Upon the engagement of the Accountant, Seneca and CMF shall each submit a statement to the Accountant setting forth its respective position regarding the disagreement. The determination of the Accountant shall be conclusive and binding upon the parties. All fees and expenses of the Accountant in performing its duties hereunder shall be shared equally be Seneca and CMF, each of which hereby agrees to pay its shares of fees and expenses.
                  7. Terms of Payment. Each party shall invoice the other for the cost of packing vegetables on a daily basis at the time of production, and the parties agree to pay such invoices no later than 30 days from the time of receipt. As provided in Section 5, to the extent that such invoices are based on estimated costs the parties agree to review and adjust the invoices based upon such estimates at the end of the pack to which such invoices relate, after which a rebate or additional payment will be paid as appropriate based upon such review.


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                  8.  Packaging  and Labels.  The Frozen Pack shall be packed in bulk in totes and liners supplied to Seneca by CMF at no cost to Seneca. Such totes and liners shall be and shall remain the property of CMF. CMF shall not label the Canned Pack, which shall be delivered to Seneca as bright pack. CMF shall purchase the cans needed for the Canned Pack. During the first year of this Agreement Seneca shall pay for such cans the cost to CMF to acquire such cans. Thereafter for the remaining term of this Agreement Seneca shall pay CMF for cans the lower of the cost of such cans to CMF and the cost to Seneca to manufacture such cans.
                  9. Warehousing and Delivery. Unless the parties make separate arrangements for warehousing, CMF shall take delivery of each day of production of the Frozen Pack FOB Leicester no later than the day following such production, and Seneca shall take delivery of each day of production of the Canned Pack FOB Oakfield no later than the day following such production.
                  10. Maintenance of Equipment. The equipment necessary to pack the Frozen Pack at Leicester is as specified on exhibit 4 attached hereto (the "Frozen Equipment") and the equipment necessary to pack the Canned Pack at Oakfield is as specified on exhibit 5 attached hereto (the "Can Equipment"). Seneca agrees to record on its books the value assigned to the Frozen Equipment at the time of purchase from CMF and to charge depreciation thereon in the same manner as was charged by CMF prior to the sale of such equipment to Seneca. CMF agrees to continue to record on its books the value of the Can Equipment as specified as of the date of this Agreement and to continue to depreciate such equipment at the same rate charged previously. Seneca agrees to maintain and repair and insure for replacement value the Frozen Equipment so as to be able to process the Frozen Pack expeditiously and economically for CMF and not to use the Frozen Equipment to pack frozen foods for anyone other than CMF. CMF agrees to maintain and repair and insure for replacement value the Can Equipment so as to be able to process the Canned Pack expeditiously and economically for Seneca and not to use the Can Equipment to pack canned foods for anyone other than Seneca. The parties agree to consult with each other concerning the status of the Frozen Equipment and the Can Equipment. To the extent that capital improvements are required for the efficient operation of the Frozen Equipment, CMF agrees to pay for such improvements and to permit Seneca to install and operate such improvements at Leicester in conjunction with the Frozen Equipment ("CMF Capital Improvements"). To the extent that capital improvements are required for the efficient operation of the Can Equipment, Seneca agrees to pay for such improvements and to permit CMF to install and operate such improvements
at  Oakfield  in   conjunction   with  the  Can   Equipment   ("Seneca   Capital
Improvements").



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                  11. Purchase of Frozen Equipment.  At any time between the end of the annual Frozen Pack and the next March 31 thereafter CMF may notify Seneca in writing of its election to purchase and remove the Frozen Equipment from Leicester to a location specified by CMF. Following such notice, the Frozen Equipment shall remain in place and be used by the parties for the pack of the Frozen Pack pursuant to this Agreement for the ensuing season; upon the conclusion of that pack, the Frozen Equipment and the CMF Capital Improvements shall be moved as directed by CMF. As the purchase price for the Frozen Equipment, CMF will at the time of removal thereof pay Seneca the book value of such equipment. CMF shall also pay for the relocation of the Frozen Equipment and the CMF Capital Improvements. Seneca shall deliver to CMF a bill of sale transferring title to the Frozen Equipment free and clear of all encumbrances. Once the purchase and removal of the Frozen Equipment as herein provided has been completed, this Agreement shall terminate as to the Frozen Pack and be of no further force and effect except as it pertains to the Frozen Pack produced prior to such termination. The parties shall cooperate in filing such documents as are reasonably required to establish the option of CMF under this Section 11.
                  12. Purchase of the Can Equipment. At any time between the end of the annual Canned Pack and the next March 31 thereafter Seneca may notify CMF in writing of its election to purchase and remove the Can Equipment from Oakfield to a location specified by Seneca. Following such notice, the Can Equipment shall remain in place and be used by the parties for the pack of the Canned Pack pursuant to this Agreement for the ensuing season; upon the conclusion of that pack, the Can Equipment and the Seneca Capital Improvements shall be moved as directed by Seneca. As the purchase price for the Can Equipment, Seneca will at the time of removal thereof pay CMF the book value of such equipment. Seneca shall also pay for the relocation of the Can Equipment and the Seneca Capital Improvements. CMF shall deliver to Seneca a bill of sale transferring title to the Can Equipment free and clear of all encumbrances. Once the purchase and removal of the Can Equipment as herein provided has been completed, this Agreement shall terminate as to the Canned Pack and be of no further force and effect except as it pertains to the Canned Pack produced prior to such termination. The parties shall cooperate in filing such documents as are reasonably required to establish the option of Seneca under this Section 12.
                  13. Quality and Compliance. All vegetables produced under this Agreement shall be wholesome, merchantable and fit for human consumption, and unless otherwise agreed shall meet normal grade quality for available Raw Products consistent with historical experience regarding grade differentials. Each party shall promptly notify the other of any significant matter relating to
any  of  the  vegetables  produced  under  this  Agreement  including,   without
limitation, any citation or regulatory action by any federal, state or local authority or regulatory agency that relates to the quality or merchantability of the vegetables; any bacterial, chemical, pesticide or other communication of any of the vegetables or other condition of any of the vegetables that violates any federal, state or local food and drug law or regulation; or any mislabeling, misbranding or adulteration of any of the vegetables.


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                  14. FDA  Compliance.  Each party warrants and guarantees  that the vegetables which it produces under this Agreement shall comply with all federal and state pure food laws and regulations, as amended, and that the vegetables will not be adulterated within the meaning of the Federal Food, Drug and Cosmetic Act (hereinafter the "Federal Act") or any similar state statute, and will not be an article which may not, under the provisions of Section 404 of the Federal Act, be introduced into interstate commerce. Neither party shall use any food additive in the vegetables, as defined in the Federal Act, unless the
other  party  has   approved   its  use  and  the  United   State  Food  &  Drug
Administration, or the United States Department of Agriculture, as appropriate, either has exempted it from the food additive requirements of the Federal Act or has prescribed the conditions under which it may be safely used, in which case the prescribed conditions shall be complied with.
                  15.   Access.   Representatives   of  each  party  shall  have
reasonable access during the term of this Agreement to all locations, and to all production and quality records located thereon, where vegetables to be packed under this Agreement are being processed, stored or loaded, to the extent the same may be relevant, necessary and appropriate to either party's efforts in monitoring the quality control and assuring compliance under this Agreement. Either party, at its option, may send qualified representatives to the other's processing facility during any time vegetables are being processed under this
Agreement,   for  the  purpose  of  monitoring   quality  control  and  assuring
compliance. In the event this option is exercised, the party at whose facility the visiting representatives are working shall furnish space in such facility, together with utilities furnished to such space, in order that grading and testing of ingredients, materials and vegetables may be carried on as said representatives deem appropriate. Such qualified representatives' actions, inaction, acceptance or rejection of vegetables hereunder shall not relieve either party of its responsibilities under this Agreement.
                  16. Consumer Complaints.  In the event of consumer complaints, claims or legal actions alleging damage, death, illness or injuries resulting from consumption or use of any vegetables produced under this Agreement, the party marketing those vegetables shall forthwith notify the party that produced them, and both shall make an investigation. The parties agree the investigation by the claims services of the National Food Processors Association (NFPA) shall satisfy both parties' investigative requirements. The findings of any such investigation shall serve as the basis for negotiations between the parties to determine their respective shares, if any, of the responsibility and cost for the defense thereof, in whole or in part. The parties agree to pursue any such negotiations in good faith for a period not less than ninety (90) days following actual notice to each of them of the results of the investigation, following which period either party may pursue such remedies as it may have at law or equity. If, on the basis of the NFPA investigation or otherwise, the parties have reason to believe that an entity not affiliated with either party caused or contributed to the alleged defect or harm which is the basis for the complaint, claim or action, the parties will cooperate in asserting and enforcing their rights against that entity.


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                  17.  Recalls and  Seizures.  In the event of a recall (as that term is defined under appropriate regulations of the United States Food & Drug Administration) or any seizure (as that term is defined under the Federal Act and applicable Federal regulations) of any vegetables produced hereunder, and in the event such recall or seizure has resulted from any act or omission of one party hereto which would require its indemnification under this Agreement of the other party hereto, the indemnifying party immediately shall reimburse the other party for all out-of-pocket direct expenses incurred by the other party in connection with the recall or seizure, and shall replace the vegetables subject to the recall or seizure.
                  18. Title and Risk of Loss. CMF shall transfer title to the Canned Pack to Seneca and Seneca shall transfer title to the Frozen Pack to CMF as of the time, date, and place of delivery, free and clear of liens and other claims by third parties. Risk of loss shall pass from one party to the other upon such transfer of title.
                  19.  Confidential   Information.   During  the  term  of  this
Agreement, and for a period of four (4) years thereafter, neither party shall disclose to any third parties, nor use, except in the performance of this Agreement, any trade secrets or information received from the other party; provided, however, this obligation of confidentiality and non-use shall not apply or shall cease to apply to information which (1) was known to the party charged with confidentiality before disclosure; (2) was in the public domain as of the date of disclosure, or subsequently comes into the public domain; or (3) is subsequently legally acquired by the party charged with confidentiality. The parties agree that exhibits 1 and 2 shall constitute confidential information.
                  20. Force Majeure. If the performance of any part of this Agreement by either party is prevented, hindered or delayed by reason of any cause or causes beyond the control of such party due to acts of God, war, riot, fire, explosion, accident, flood, sabotage, inability to obtain raw materials or fuel or power, governmental laws, regulations or orders, breakage of machinery or any other cause beyond the reasonable control of such party, or labor unrest, strike, lockout or injunction, as the case may be and which cannot be overcome by due diligence, the party affected shall be excused from such performance to the extent that it is necessarily prevented, hindered or delayed thereby. During the continuance of any such happening or event, this contract shall be deemed suspended so long as and to the extent that any such cause prevents or delays its performance. Any reduction of deliveries of raw products by CMF excused by this section 20 shall be handled as a pack shortfall pursuant to the Supply Agreement.

               21. Termination. Without prejudice to any other rights either party may have under this Agreement, applicable law or rule of equity, either party shall have the option to terminate this Agreement in the event: (1) The other party commits a material breach of any term, covenant or condition of this Agreement and such breach is not remedied within thirty (30) days after the aggrieved party has sent written notice of such breach to the other party;


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                           (2)      The other party becomes insolvent within the
                                    meaning of any bankruptcy or insolvency law,
                                    or makes an  assignment  for the  benefit of
                                    its creditors.
                           (3) An attachment, execution or lien is levied against vegetables under this Agreement and such attachment, execution or lien is not remedied within thirty (30) days after the aggrieved party has sent written notice of such event to the other party;
                           (4) A controlling interest in the other party is sold or transferred, other than by gift or
                                    inheritance,   unless   there  is  a  mutual
                                    agreement to the change; or
                           (5)      The other  party's  ability to  produce  and
                                    deliver   vegetables    pursuant   to   this
                                    Agreement is impaired by substantial  damage
                                    or destruction  of its processing  facility,
                                    and  such  damage  or   destruction  is  not
                                    repaired   within   thirty  days.   If  this
                                    Agreement  is  terminated  pursuant  to this
                                    Section  21(5)  because  of  fire  or  other
                                    damage to the  Frozen  Equipment  or the Can
                                    Equipment, then following such damage either
                                    party may  exercise  its option to  purchase
                                    equipment as provided in Sections 11 and 12,
                                    in which event the party entitled to receive
                                    the damaged  equipment shall instead be paid
                                    the insurance  proceeds  payable as a result
                                    of the damage to such equipment.
                  22.  Indemnification.   Each  party  hereto  agrees  to  fully
indemnify, defend and hold the other party harmless from any and all claims, complaints, losses, costs, expenses, damages or fees (including all attorneys' fees) arising from or associated with any failure by such party to comply with the terms, undertakings or commitments set forth in this Agreement. Each party waives any claim, or right to seek indemnification, for consequential damages. If the indemnifying party shall so request, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the claim, or any cross-complaint against any person. The indemnifying party shall reimburse the indemnified party for any expenses incurred by it in so cooperating.
                  23. Severability. If any provision herein is held to be illegal, invalid, or unenforceable in any jurisdiction, such provision shall be fully severable and this Agreement shall be construed and enforced as if such provision had never comprised a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by such provision or by its severance herefrom. Furthermore, in lieu of such provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable, and which will give effect to the intention of the parties.


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     24.  Non-Assignment.  This  Agreement  may not be assigned by either  party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment without such consent shall be void.

     25. Independent Contractors. It is understood that neither Seneca nor CMF is the agent or partner of the other, and that this Agreement shall not be construed as a joint venture between them. It is further understood that neither party shall be responsible for the debts or obligations of the other, and neither party has the authority to bind or act on behalf of the other.

     26. Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be given in writing and shall be deemed to have been given if delivered personally, sent by fax or Federal Express, or mailed postage prepaid, to the following addresses: As to Curtice
Burns: Comstock Michigan Fruit A Division of Curtice Burns Foods, Inc. 90 Linden Place Rochester, New York 14625 Attn: President

         With a copy to:

         Thomas M. Hampson
         Harris Beach & Wilcox, LLP
         130 East Main Street
         Rochester, New York   14604-1687

         As to Seneca:

         Seneca Foods Corporation
         1162 Pittsford-Victor Road
         Pittsford, New York  14534
         Attn:  President

         With a copy to:

         William I. Schapiro
         Jaeckle Fleischmann & Mugel
         Fleet Bank Building
         Twelve Fountain Plaza
         Buffalo, New York   14202-2292

          27.  Modification.   This  Agreement  cannot  be  modified  except  in
               writing, signed by both parties hereto.



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     IN WITNESS  WHEREOF,  the parties  hereto duly execute this Agreement as of
May 5, 1997. CURTICE BURNS FOODS, INC. SENECA FOODS CORPORATION


By: /s/ Earl L. Powers                  By:  /s/Phillip Parras

Title: Chief Financial Officer          Title: Vice President - Finance